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                                                                EXHIBIT 99.12(c)

                   [SAMUEL T. KANTOS & ASSOCIATES LETTERHEAD]



                                                               February 11, 1998



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form 10-SB of our reports dated March 4, 1998, on our audits of the financial statements of Herold Marketing Associates in the financial statement schedules of Virtual Technology Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Pro Forma Financial Data."




                                                            /s/ Samuel T. Kantos